Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Joint Proxy Statement/Prospectus of Digital Realty Trust, Inc. and Dupont Fabros Technology, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-00000) and related Joint Proxy Statement/Prospectus of Digital Realty Trust, Inc. and Dupont Fabros Technology, Inc. for the registration of 49,562,277 common shares and 8,050,000 Series C Cumulative Redeemable Perpetual Preferred Stock of Digital Realty Trust, Inc., and to the incorporation by reference therein of our reports dated February 23, 2017, with respect to the consolidated financial statements and schedule of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P., and the effectiveness of internal control over financial reporting of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

July 5, 2017